Exhibit 10.17

FOURTH AMENDMENT TO LEASE

This FOURTH AMENDMENT TO LEASE (this “Amendment”) is entered into this 13th day of November, 2020 (the “Effective Date”) by and between NWALP PHOP Property Owner LLC, a Delaware limited liability company (the “Landlord”), and Apellis Pharmaceuticals, Inc., a Delaware corporation (the “Tenant”).

W I T N E S S E T H:

WHEREAS, the Landlord and the Tenant entered into that certain Lease dated as of April 27, 2017 (the “Original Lease”), regarding premises consisting of approximately 6,126 rentable square feet (the “Original Premises”) and situated in that certain building located at 200 Fifth Avenue, Waltham, Massachusetts;

WHEREAS, the Landlord and the Tenant entered into that certain First Amendment to Lease dated July 25, 2018 (the “First Amendment”) pursuant to which the Landlord and the Tenant amended the Original Lease so as to relocate the Tenant from the Original Premises to certain space in the Building located at 100 Fifth Avenue, Waltham, Massachusetts on the third (3rd) floor thereof consisting of approximately 22,600 rentable square feet (the “New Premises”);

WHEREAS, the Landlord and Tenant entered into that certain Second Amendment to Lease dated June 5, 2019 (the “Second Amendment”) pursuant to which the Landlord and Tenant agreed to expand the Premises so as to rent certain space located on the sixth (6th) floor of the Building consisting of 8,821 rentable square feet of space (the “Expansion Premises”);

WHEREAS, the Landlord and the Tenant entered into that certain Third Amendment to Lease dated September 25, 2019 (the “Third Amendment”) pursuant to which the Landlord and Tenant agreed to expand the Premises so as to rent (i) certain space located on the seventh (7th) floor of the Building consisting of 18,140 rentable square feet of space, and (ii) certain space located on the fifth (5th) floor of the Building consisting of 11,856 rentable square feet of space (together, the “Second Expansion Premises”) (the New Premises, the Expansion Premises and the Second Expansion Premises, collectively, the “Current Premises”) (the Original Lease, as amended by the First Amendment, the Second Amendment and the Third Amendment, is referred to in this Amendment as the “Lease”);

WHEREAS, the Landlord and Tenant desire to expand the Premises so as to rent (i) certain space located on the sixth (6th) floor of the Building consisting of 12,179 rentable square feet of space, as described in Exhibit A-(iv) attached to this Amendment (the “Sixth Floor Expansion Premises”), (ii) certain space located on the lower level of the Building consisting of 3,315 rentable square feet of space, and (iii) certain space located on the lower level of the Building consisting of 907 rentable square feet of space (items (ii) and (iii), each described in Exhibit A-(v) attached to this Amendment, and together, the “Lower Level Expansion Premises”) (the Sixth Floor Expansion Premises and the Lower Level Expansion Premises, collectively, the “Third Expansion Premises”); and

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WHEREAS, the Landlord and the Tenant mutually desire to amend the Lease to provide for Tenant’s leasing of the Third Expansion Premises and to make other modifications to the terms and condition of the Lease, all as further provided for below.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, the Lease and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Landlord and the Tenant hereby agree as follows effective as of the Effective Date:

1.	Rent. The Basic Rent Table set forth in the Definition of “Basic Rent” shall be amended by adding the following:

“As of the Third Expansion Premises Rent Commencement Date, the Basic Rent due from Tenant to Landlord pursuant to Section 3.1 for the Premises is payable as set forth in the following rent table:

Third Expansion

Premises Rent Commencement

Date - 9/30/2021 $250,083.50/month $3,001,002.00/year

10/1/2021 - 9/30/2022 $256,097.50/month $3,073,170.00/year

10/1/2022 - 9/30/2023 $262,582.33/month $3,150,988.00/year

10/1/2023 - 9/30/2024 $269,067.17/month $3,228,806.00/year

10/1/2024 - 6/30/2025 $275,395.06/month $3,304,740.67/year

7/1/2025 - 6/30/2026 $285,332.67/month $3,423,992.00/year

7/1/2026 - 12/31/2026 $291,817.50/month $3,501,810.00/year

2.	Premises. As of the Third Expansion Premises Term Commencement Date, the following definitions set forth in Section 1.1 of the Lease are deleted in their entirety and replaced with the following:

(a)

Premises: Agreed to include (i) The Original Premises from the Term Commencement Date until the New Premises Substantial Completion Date, (ii) the New Premises from the New Premises Substantial Completion Date (i.e., January 1, 2019) until the Expiration Date, (iii) the Expansion Premises, from the Expansion Premises Term Commencement Date (i.e., June 5, 2019) to the Expiration Date, (iv) the Second Expansion Premises, from the Second Expansion Premises Term Commencement Date (i.e., October 1, 2019) to the Expiration Date, and (v) the Third Expansion Premises, from the Third Expansion Premises Term Commencement Date to the Expiration Date.

(b)

Premises Rentable Area: Agreed to be (i) 6,126 rentable square feet from the Term Commencement Date until the New Premises Substantial Completion Date; (ii) 22,600 rentable square feet from the New Premises Substantial Completion Date until the Expansion Premises Term Commencement Date; (iii) 31,421 rentable square feet from the Expansion Premises Term

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Commencement Date to the Second Expansion Premises Term Commencement Date; (iv) 61,417 rentable square feet from the Second Expansion Premises Term Commencement Date to the Third Expansion Premises Term Commencement Date; and (v) 77,818 rentable square feet from the Third Expansion Premises Commencement Date to the Expiration Date.

(c)

Tenant’s Proportionate Share: Agreed to be (i) three and sixty five one hundredths percent (3.65%) from the Term Commencement Date until the New Premises Substantial Completion Date; (ii) fourteen and forty one hundredths percent (14.41%) from the New Premises Substantial Completion Date until the Expansion Premises Term Commencement Date; (iii) twenty percent (20%) from the Expansion Premises Term Commencement Date to the Second Expansion Premises Term Commencement Date; (iv) thirty six and fifty hundredths percent (36.5%) from the Second Expansion Premises Term Commencement Date until the Third Expansion Premises Term Commencement Date; and (v) forty nine and six hundredths percent (49.6%) from the Third Expansion Premises Rent Commencement Date to the Expiration Date (which is based on the ratio of the agreed upon (a) Premises Rentable Area to (b) Building Rentable Area).

(d)	Expiration Date: December 31, 2026.

3.	Definitions. In addition, the following definition shall be added to Section 1.1 of the Lease:

(a)	Third Expansion Premises Term Commencement Date: shall be the first (1st) day following the date of the NRT Termination Satisfaction Notice (as hereinafter defined).

(b)	Third Expansion Premises Term: The period of time commencing on the Third Expansion Premises Term Commencement Date and expiring on the Expiration Date.

(c)

Third Expansion Premises Rent Commencement Date: The later of (i) January 1, 2021, or (ii) the date that the Third Expansion Premises are delivered to Tenant in the condition required by Section 5 of this Amendment.

4.	Exhibits: As of the Third Expansion Premises Term Commencement Date:

The Enumeration of Exhibits as set forth in Section 1.2 of the Lease shall be updated to add the following:

“Exhibit A-(iv)Plan of the Sixth Floor Expansion Premises

Exhibit A-(v)Plan of the Lower Level Expansion Premises”

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5.

Condition of Third Expansion Premises. Subject to the terms of this Section 5, the Third Expansion Premises are being leased by Tenant in their condition as of the Third Expansion Premises Term Commencement Date, in their “As Is” condition as of the Effective Date, without representation or warranty by Landlord, except that the Third Expansion Premises shall be delivered to Tenant vacant (and all existing leases or occupancy agreements terminated), broom clean, with all furniture, fixtures and equipment removed, other than the furniture located on the Lower Level Expansion Premises, and in compliance with all applicable laws.  Tenant acknowledges and agrees that Tenant inspected the Third Expansion Premises prior to the execution of this Amendment and is satisfied with the condition of the Third Expansion Premises.  With respect to the furniture located on the Lower Level Expansion Premises, Landlord hereby conveys its interest in the same, if any, to Tenant without warranty, representation or recourse of any kind.  There is no warranty relating to title, possession, quiet enjoyment, or the like in this disposition.

6.

Landlord’s Third Expansion Contribution.  Landlord shall provide to Tenant a contribution in the amount of $410,025 (the “Landlord’s Third Expansion Contribution”) to be used towards Tenant’s improvements to the Third Expansion Premises (including both hard and soft costs of construction, as well as the purchase and installation of Tenant’s cabling, wiring, furniture, fixtures and equipment), subject to the provisions stated in this Section 6 of this Amendment.

(a)

Tenant shall prepare, at its sole cost and expense (against which the Landlord’s Third Expansion Contribution may be applied), plans (the “Third Expansion Plans”) for the interior finish and layout of the initial improvements (the “Third Expansion Initial Work”) which Tenant desires to have performed in the Third Expansion Premises.  The Third Expansion Plan shall be submitted to Landlord, together with a construction budget setting forth the anticipated costs for the Third Expansion Initial Work (the “Third Expansion Estimated Initial Work Budget”), and Landlord shall approve or disapprove of the Third Expansion Plans, in its reasonable discretion, within ten (10) Business Days of receiving them.  No work shall be conducted by or on behalf of Tenant until the Third Expansion Plans have been fully approved in writing by Landlord.  At Tenant’s sole cost and expense (against which the Landlord’s Third Expansion Contribution may be applied), Tenant shall cause the Third Expansion Plans to be revised in a manner sufficient to remedy the Landlord’s objections and/or respond to the Landlord’s concerns and for such revised Third Expansion Plans to be redelivered to Landlord, and Landlord shall approve or disapprove Tenant’s revised Third Expansion Plans within five (5) Business Days following the date of resubmission, unless such revised Third Expansion Plans involve structural alterations to the Building or the HVAC, in which case Landlord shall approve or disapprove such revised Third Expansion Plans within ten (10) Business Days.  Landlord’s failure to timely respond to Tenant’s

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submitted Third Expansion Plans or revised Third Expansion Plans shall be deemed to be an approval thereof.

(b)

The Third Expansion Plans shall be stamped by a Massachusetts registered architect and engineer, such architect and engineer and Tenant’s  general contractor, being subject to Landlord’s prior reasonable approval, and shall comply with Applicable Law and the requirements of the Rules and Regulations and shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits, approvals and licenses required for such Third Expansion Initial Work.

(c)	All of the Third Expansion Initial Work shall be completed in accordance with the requirements set forth in the Rules and Regulations for Tenant Alterations.

(d)

Landlord shall reimburse Tenant for the costs incurred by the Tenant with respect to the design and performance of the Third Expansion Initial Work (the “Cost of Third Expansion Initial Work”) up to the amount of Landlord’s Third Expansion Contribution, subject to the provisions hereof.  To the extent that the Cost of Third Expansion Initial Work exceeds the Landlord’s Third Expansion Contribution, Tenant shall be entirely responsible for such excess.  Landlord’s Third Expansion Contribution shall be payable by Landlord to Tenant (or, at Landlord’s election, directly to Tenant’s general contractor or subcontractors) in installments according to Landlord’s construction disbursement procedures set forth below, as the Third Expansion Initial Work progresses.  Prior to payment of any such installment, Tenant shall deliver to Landlord a written request, to be submitted no more frequently than once every thirty (30) days, for such disbursement, which request shall be accompanied by: (i) invoices for the Third Expansion Initial Work covered by such requisition; (ii) copies of partial lien waivers or final lien waivers (in the case of a final installment) from (I) all contractors and subcontractors holding contracts in excess of $10,000 whose work is covered by such requisition or (II) in the event that the aggregate amount of Tenant’s contracts in connection with the Third Expansion Initial Work exceeds $25,000, from any contractors and subcontractors whose work is covered by such requisition; and (iii) a certificate signed by the Architect certifying that the Third Expansion Initial Work represented by the aforementioned invoices has been completed substantially in accordance with the Third Expansion Plans.  Landlord shall make each such payment, as set forth above, within forty-five (45) days of Landlord’s receipt of the documentation described above. If at any time the amount of Landlord’s Third Expansion Contribution remaining is insufficient to pay for the remaining amount of the Third Expansion Initial Work, then Tenant shall pay from its own funds all amounts required to accomplish lien free completion of the Third Expansion Initial Work. In the event that Landlord fails to pay all or any portion of Landlord’s Third Expansion Contribution to Tenant when due, and such failure continues for thirty (30) days after written notice is delivered to Landlord from Tenant, Tenant may

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offset the amount of the unpaid Landlord’s Third Expansion Contribution against rent due until all of such unpaid Landlord’s Third Expansion Contribution has been recouped by Tenant.

7.

Offset to Basic Rent. Tenant may, at Tenant’s option, use up to one hundred percent (100%) of the Landlord’s Third Expansion Contribution to offset Base Rent next coming due, with the balance carried forward and applied towards each of the next rental payments until Landlord’s Third Expansion Contribution has been fully used.

8.

Landlord’s Current Space Contribution.  In addition to the Landlord’s Third Expansion Contribution, Landlord shall provide to Tenant a contribution in the amount of $245,688 (the “Landlord’s Current Premises Contribution”) to be used towards Tenant’s improvements to the Current Premises, subject to the condition that the provisions described in Section 6 of this Amendment shall also apply to Landlord’s Current Space Contribution and any references to Landlord’s Third Expansion Premises Contribution, Third Expansion Plans, Third Expansion Initial Work, Third Expansion Estimated Initial Work Budget and Cost of Third Expansion Initial Work shall be deemed to refer instead to “Landlord’s Current Premises Contribution” and the plans and specifications, work and budget therefor.

9.

Initial Access.  Upon the Third Expansion Premises Term Commencement Date, Tenant shall have full use and access of the Third Expansion Premises and all of Tenant’s obligations hereunder shall commence, provided that Tenant shall deliver to Landlord certificates of insurance evidencing the coverages required by the Lease.  Notwithstanding the foregoing, Tenant’s obligations to pay Basic Rent, Additional Rent and electric fees in relation to the Third Expansion Premises shall not commence until the Third Expansion Premises Rent Commencement Date.

10.

Yield-Up and Surrender of Premises.  Tenant shall yield-up and surrender the Current Premises and the Third Expansion Premises on or prior to the Expiration Date in strict accordance with Article 16 of the Lease. Failure to yield-up and surrender the Current Premises and Third Expansion Premises in accordance with this Section 10 shall constitute a Default of Tenant under the Lease and entitle Landlord to exercise any and all of the remedies to which Landlord is entitled under the Lease, at law or in equity.

11.

Brokers. Each of Landlord and Tenant hereby represents that such party has not dealt with any brokers with respect to the transactions contemplated by this other than Jeremy Hood and CBRE (together, the “Broker”).  Each of Landlord and Tenant hereby agrees to defend, indemnify and hold harmless the other, and its successors and assigns, against and from all claims, losses, liabilities and expenses including, without limitation, reasonable attorney’s fees, arising out of any claim by any broker, consultant, finder or like agent, which are based upon

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alleged dealings by such party with respect to this Amendment other than the Broker. Provided that this Amendment is executed by the Landlord and the Tenant, the Landlord shall pay to the Broker a commission fee per a separate agreement.

12.

NRT Termination Agreement.  Landlord and Tenant acknowledge and agree that all the rights and obligations of each party pursuant to this Amendment are contingent upon the following (i) the full execution of that certain Termination of Lease Agreement by and between NRT New England LLC, a Delaware limited liability company (“NRT”), and Landlord, to be signed and dated simultaneously herewith (the “NRT Termination Agreement”); (ii) the satisfaction by NRT of all of the terms and conditions of the NRT Termination Agreement no later than five (5) business days following the execution date of said agreement, including, without limitation, the payment by NRT of any amounts due pursuant to the NRT Termination Agreement.  Following Landlord’s confirmation that the conditions of items (i) and (ii) above are satisfied, Landlord shall certify of the same to Tenant (the “NRT Termination Satisfaction Notice”), and this Section 12 shall be of no further force and effect.  For the avoidance of doubt, in the event that the NRT Termination Agreement is not fully executed and dated by Landlord and NRT as of the date of this Amendment and/or the terms and conditions of the NRT Termination Agreement are not fully satisfied within five (5) business days following its execution date, Landlord shall promptly (and in any event within seven (7) Business Days following  the Effective of this Amendment) deliver written notice thereof to Tenant and this Amendment shall be null and void.

13.	Capitalized Terms. Capitalized terms that are not otherwise defined herein shall have the meaning set forth in the Lease.

14.

Ratification of Existing Lease Terms.  Other than as expressly set forth herein, the terms and provisions of the Lease are hereby ratified, confirmed and shall remain unmodified and in full force and effect.

15.	Governing Law. This Amendment shall be governed by the laws of the Commonwealth of Massachusetts without regard to its conflict of law provisions.

16.

Counterpart Signatures.  This Amendment may be executed in counterparts, each of which shall constitute an original document and all of which, together, shall constitute one and the same instrument, and computer-scanned image signatures hereon shall be binding. Facsimile, electronic or scanned signatures shall be deemed originals for all purposes.

[Signatures Appear on the Following Page]

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Exhibit 10.17

IN WITNESS WHEREOF, the Landlord and the Tenant have each caused this Amendment to be executed as of the date first above written.

LANDLORD:

NWALP PHOP PROPERTY OWNER LLC, a Delaware limited liability company

By: ALP PHOP Manager, LLC, a Massachusetts limited liability company, its appointed representative

By: Andrew Maher___________

     Name: Andrew Maher

     Title: Manager

TENANT:

APELLIS PHARMACEUTICALS, INC., a Delaware corporation

By: /s/ Nur Nicholson

Name:Nur Nicholson

Title:Chief Technical Officer

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EXHIBIT A-(iv)

The Sixth Floor Expansion Premises

SUITE 6010
SUITE 6010
SUITE 6020

ANCHOR LINE
PARTNERS

100 FIFTH AVENUE - SIXTH FLOOR - WALTHAM, MA

SIERRA
ARCHITECTS

400 TOTTEN POND ROAD, SUITE 130
WALTHAM, MASSACHUSETTS 02451

W:\Prospect Hill Office Park\100 Fifth Avenue\14.135.00 Building Services\Plans\100 Fifth Ave 6th Floor.dwg , Plotted 8/8/2016 4:42 PM, By Lauren Bombara

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EXHIBIT A-(v)

The Lower Level Expansion Premises

SUITE 030L

ANCHOR LINE
PARTNERS

AUGUST 8, 2016

EXISTING CONDITIONS

100 FIFTH AVENUE - LOWER LEVEL - WALTHAM, MA

SIERRA
ARCHITECTS

400 TOTTEN POND ROAD, SUITE 130
WALTHAM, MASSACHUSETTS 02451
T(781)489-0300

W:\Prospect Hill Office Park\100 Fifth Avenue\14.135.00 Building Services\Plans\100 Fifth Ave Lower Level.dwg , Plotted 8/8/2016 4:38 PM, By Lauren Bombara

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